UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 21, 2006

JMAR Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10905 Technology Place, San Diego, California		92127
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 946-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on April 12, 2006, the Company's Board of Directors appointed C. Neil Beer, Ph.D., as the Company's Chief Executive Officer and President. At that time, the Company set Dr. Beer's base salary at $225,000 per annum initially, increasing to $250,000 on July 1, 2006, and agreed to pay Dr. Beer a relocation allowance of up to $50,000. At the time of his appointment, the Company and Dr. Beer did not enter into an employment agreement.

On September 21, 2006, the Company entered into an Employment Agreement with Dr. Beer which provides for the following: 1) Base salary of $250,000 per annum; 2) Reimbursement for all reasonable and allowable expenses incurred by Dr. Beer in relocating him and his family to San Diego, California; 3) Payment of $65,000 in additional compensation to defray the additional living costs and associated expenses of maintaining two houses; 4) In the event that Dr. Beer's employment is terminated without "cause" (as defined), he will be paid his salary for six months after such termination; and 5) In the event of termination of Dr. Beer's employment after a "change of control," he will receive a lump sum payment equal to 12 months of salary.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMAR Technologies, Inc.

September 21, 2006	By:	Dennis E. Valentine

Name: Dennis E. Valentine
Title: Chief Financial Officer